                                                                Exhibit (c)(8)


    Confidentiality Agreement, dated February 5, 1999, between Littlejohn & Co., LLC and the Company and Countersigned by Littlejohn & Co., LLC on February 8, 1999

                     [LAZARD FRERES & CO. LLC LETTERHEAD]



                                                February 5, 1999


PERSONAL AND CONFIDENTIAL
-------------------------

Littlejohn & Co.
115 E. Putnam Ave.
Greenwich, CT 06830

Attention: Angus C. Littlejohn

Dear Sir:

     You have requested certain non-public information regarding Durakon Industries, Inc. (the "Company") in connection with the possible sale of the Company, which transaction may take the form of a merger or the sale of assets or equity securities or other interests (the "Transaction"). As a condition to furnishing such information to you, we, on behalf of the Company, are requiring that you agree, as set forth below, to treat confidentially such information and any other information that we or the Company furnish to you, whether furnished before or after the date of this letter (collectively, the "Evaluation Material").

     You agree not to use any of the Evaluation Material in any way for any purpose other than in connection with the purposes for which such material has been provided to you. You agree that the Evaluation Material will not be used for competitive purposes or to obtain any commercial advantage with respect to the Company, and that such information will be kept confidential by you; provided, however, that any of such information may be disclosed to such of your directors, officers, employees, representatives, affiliates (as defined in Rule 405 under the Securities Act of 1933, "Affiliates") and other agents (collectively, the "Agents") who need to know such information (it being understood that such Agents shall be informed by you of the confidential nature of such information, shall be directed by you to treat such information confidentially and shall be informed that by receiving such information they are agreeing to be bound by this agreement). You agree to be responsible for any breach of this agreement by you or your Agents.

     In the event that you or your Agents should be requested or required (by oral questions, interrogatories, requests for information or documents subpoena, Civil Investigative Demand or similar process) to disclose any information supplied to you in the course of your dealing with the Company, it is agreed that you will provide Lazard Freres and the Company with prompt notice of any such request, so that the Company may seek an appropriate protective order and/or waive your compliance with the provisions of this agreement. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, you are nonetheless, in the opinion of counsel, compelled to disclose information concerning the Company to any tribunal, or else to be liable for contempt or suffer other censure or penalty, you or your Agents may disclose such information to such tribunal without liability hereunder, provided, however, that you give the Company advance written notice of the information to be disclosed as far in advance of its disclosure as is practical and, at the Company's request, seek to obtain assurances that it will be accorded confidential treatment.

     Upon our request, you will promptly deliver to us the Evaluation Material and will promptly destroy all memoranda, notes, and other writings prepared by you or your Agents based thereon.

     The term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by you or your Agents, (ii) was available to you on a non-confidential basis prior to its disclosure to you by the Company, or (iii) becomes available to you on a non-confidential basis from a source other than the Company, provided that such source is not known to you to be bound by a confidentially agreement with the Company.

     Without the Company's prior written consent you will not, and you will direct your Agents not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction relating to the Company, or any of the terms, conditions or other facts with respect to any such possible transaction, including the timing or status thereof. The term "person" as used in this letter shall be broadly interpreted to include, without limitation, any corporation, company, partnership or individual.

     You acknowledge that you are (i) aware that the United States securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) familiar with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and agree that you will neither use, nor cause any third party to use, any Evaluation Material in

                                      -2-
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contravention of such Act or any such rules and regulations, including Rules
10b-5 and 14e-3.

     It is understood that Lazard Freres will arrange for appropriate contacts for due diligence and all other proposals, and any communications regarding a possible transaction or requests for information will be submitted exclusively to Lazard Freres.

     You agree that unless and until a final agreement regarding a Transaction has been executed by you and us, we are not under any legal obligation and shall have no liability to you or any of your Agents of any nature whatsoever with respect to any Transaction by virtue of this Agreement or otherwise (other than with respect to the confidentiality and other matters set forth herein). You also acknowledge and agree that (i) we may conduct the process that may or may not result in a Transaction in such manner as we, in our sole discretion, may determine (including, without limitation, negotiating and entering into a final acquisition agreement with any party without notice to you) and (ii) we reserve the right to change (in our sole discretion, at any time and without notice to you) the procedures relating to our and your consideration of any Transaction (including, without limitation, terminating all further discussions with you and requesting that you return or destroy the Evaluation Material as described above).

     Although you understand that we have endeavored to include in the Evaluation Material information known to us which we believe to be relevant for the purpose of your investigation, you understand that neither Lazard Freres nor the Company makes any representation or warranty as to the accuracy or completeness of the Evaluation Material or any other information which we or the Company shall furnish to you orally or in writing. You agree that neither Lazard Freres nor the Company shall have any liability to you or your Agents resulting from the use of the Evaluation Material by you or such Agents.

     Without the prior written consent of the Company, you shall not, nor shall you permit your Affiliates to: (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company; (b) except at the specific written request of the Company, propose to enter into any merger or business combination involving the Company or to purchase a material portion of the assets of the Company; (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities Exchange Act of 1934), or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company; (e) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company; or
(f) take any action for the purpose of requiring the Company to make a public announcement regarding the possibility of a business combination or merger with you.

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     It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. You agree that money damages would not be a sufficient remedy for any breach of this agreement by you or your Agents, and that in addition to all other remedies the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and you further agree to waive, and to use your best efforts to cause your Agents to waive, any requirement for the securing or posting of any bond in connection with such remedy.

     You acknowledge and agree that this letter agreement is being entered into for the benefit of the Company and may be enforced by the Company as if it were a party hereto.

     This letter agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

     If you are in agreement with the foregoing, please sign and return one copy of this letter which will constitute our agreement with respect to the subject matter of this letter.

                                           Very truly yours,

                                           LAZARD FRERES & CO. LLC,
                                           On behalf of Durakon Industries, Inc.


                                           By: /s/ Jeffrey A. Golman
                                              ---------------------------------
                                              Jeffrey A. Golman
                                              Managing Director


CONFIRMED AND AGREED TO:


By: /s/ Angus C. Littlejohn, III
   ------------------------------
    Angus C. Littlejohn, III
    Chairman

Date: 2/8/99
     ----------------------------

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